Exhibit 3.66

State of Delaware Secretary of State Division of Corporations Delivered 11:17 AM 05/05/2011 FILED 11:17 AM 05/05/2011 SRV 110496193 - 4700553 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

WORLD COLOR LOGISTICS LLC

1.              The name of the limited liability company is World Color Logistics LLC.

2.              The Certificate of Formation of the limited liability company is hereby amended as follows;

The name of the limited liability company is hereby changed to Quad Logistics Services, LLC

3.              This Certificate of Amendment shall become effective on May 6, 2011 at 12:01 AM CDT.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, has caused this Certificate of Amendment to be signed this 2nd day of May, 2011.

WORLD COLOR (USA) CORP.

By:	/s/ Andrew Schiesl
Andrew Schiesl
Secretary

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.                                      The name of the Limited Liability Company is Novink Logistics LLC.

2.                                      The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the limited liability company is hereby changed to World Color Logistics LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Novink Logistics LLC this 22 day of July, 2009.

By:	/s/ Marie E. Chlumecky
Name: Marie E. Chlumecky
Title: Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:50 PM 07/22/2009 FILED 06:41 PM 07/22/2009 SRV 090720445 - 4700553 FILE

State of Delaware Secretary of State Division of Corporations Delivered 05:36 PM 07/02/2009 FILED 05:14 PM 07/02/2009 SRV 090672393 - 4700553 FILE

CERTIFICATE OF FORMATION

OF

NOVINK LOGISTICS LLC

The undersigned, in order to form a limited liability company under the Delaware Limited Liability Company Act, as amended, hereby certifies as follows:

1.              The name of the limited liability company is Novink Logistics LLC.

2.              The address of its registered office in the State of Delaware is: Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.              The company shall be prohibited from issuing nonvoting equity securities to the extent, and only to the extent, required by Section 1123(a)(6) of the United States Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U. S. C. Section 101-1532, as in effect on the date hereof.

4.              The debts, obligations and liabilities of the company, whether arising in fort, contract or otherwise, shall be solely the debts, obligations and liabilities of the company, and no member or manager of the company shall be obligated personally for any such debt, obligation or liability of the company solely by reason of being a member or acting as a manager of the company. A manager of the company shall, to the maximum extent permitted by the laws of Delaware, have no personal liability to the company or its Members for monetary damages for breach of fiduciary duty as a manager, provided that this provision shall not eliminate or reduce the liability of a manager in any case where such elimination or reduction is not permitted by law.

5.              This Certificate of Formation shall be effective on July 2, 2009.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Novink Logistics LLC this 2nd day of July, 2009.

/s/ David McCarthy
David McCarthy, authorized officer